Exhibit 10.1

Amendment to the

Koppers Holdings Inc. Benefit Restoration Plan

WHEREAS, Koppers Holdings Inc. (the “Company”) sponsors the Koppers Holdings Inc. Benefit Restoration Plan (the “Plan”) for the benefit of certain key employees;

WHEREAS, the Company has reserved the right to amend the Plan in Section 7.1 of the Plan; and

WHEREAS, the Company wishes to amend the Plan to transfer sponsorship from Koppers Holdings Inc. to Koppers Inc.

NOW, THEREFORE, BE IT

RESOLVED, that the Plan shall be and hereby is amended, effective May 1, 2023, as follows:

1. Article 1 is hereby amended by amending the first sentence and inserting a second sentence immediately thereafter, to read as follows:

“Koppers Holdings Inc. (the "Company") established the Koppers Holdings Inc. Benefit Restoration Plan, effective January 1, 2007 (the "Effective Date"). Effective May 1, 2023, Koppers Holdings Inc. transferred sponsorship of the Koppers Holdings Inc. Benefit Restoration Plan to Koppers Inc., and the name of the Plan changed to Koppers Inc. Benefit Restoration Plan (the “Plan”).”

2. Section 2.7 of the Plan is hereby amended to read as follows:

“2.7 Company. Company means Koppers Inc. and any successor corporation.”

3. Section 2.20 of the Plan is hereby amended to read as follows:

“2.20 Plan. Plan means the Koppers Inc. Benefit Restoration Plan (prior to May 1, 2023, the Koppers Holdings Inc. Benefit Restoration Plan) as documented herein and as may be amended from time to time hereafter.”

IN WITNESS WHEREOF, the Company has caused this Amendment to be adopted, effective as of the date set forth above.

KOPPERS HOLDINGS INC.

By: _/s/ Stephanie L. Apostolou________________

Title: General Counsel and Secretary___________

ATTEST: _Caitlin M. Selewitz_________________